Exhibit 99.1

QuinStreet Reports Fiscal Fourth Quarter and FY2024 Results

•
Record quarterly revenue of $198 million, up 52% YoY
•
Seeing significantly improved profitability with operating leverage
•
Steep re-ramp of auto insurance revenue continues and is broad-based
•
Expect strong FY2025 revenue growth and further margin expansion
•
Strong cash flow and balance sheet, no bank debt

FOSTER CITY, CA – August 8, 2024 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal fourth quarter and fiscal year ended June 30, 2024.

For the fiscal fourth quarter, the Company reported revenue of $198.3 million, up 52% year-over-year.

GAAP net loss for the fiscal fourth quarter was $(2.2) million, or $(0.04) per diluted share. Adjusted net income for the fiscal fourth quarter was $6.5 million, or $0.11 per diluted share.

Adjusted EBITDA for the fiscal fourth quarter was $11.0 million.

For full fiscal year 2024, the Company reported revenue of $613.5 million, up 6% year-over-year.

GAAP net loss for fiscal year 2024 was $(31.3) million, or $(0.57) per share. Adjusted net income for fiscal year 2024 was $6.3 million or $0.11 per diluted share.

Adjusted EBITDA for fiscal year 2024 was $20.4 million.

For the fiscal fourth quarter, the Company closed the year with $50.5 million in cash and cash equivalents and no bank debt.

“The strong re-ramp of Auto Insurance revenue continued in fiscal Q4, and our outlook going forward for that important client vertical remains strongly and confidently positive,” commented Doug Valenti, CEO of QuinStreet. “The demand from carrier clients is steeply up and to the right, and is broad-based. Our focus in Auto Insurance has shifted to optimizing media supply to best meet the extraordinary demand.

“Total Company revenue in fiscal Q4 grew 52% year-over-year to a record $198 million. Auto Insurance revenue grew over 200% year-over-year. Performance in our other client verticals was also strong. Non-Insurance Financial Services revenue grew 13% year-over-year and Home Services revenue grew 12% year-over-year.

“Adjusted EBITDA grew about 500% year-over-year in fiscal Q4.

“Turning to our outlook for the September quarter, or Q1 of our fiscal 2025, we expect continued strong momentum in Auto Insurance and across the business. Revenue is expected to be $220 to $230 million, growth of 82% year-over-year at the midpoint of the range. Adjusted EBITDA is expected to be $14 to $16 million, growth of over 1400% at the midpoint of the range.

“Looking at our expectations for full fiscal year 2025, we expect continued strength in Auto Insurance demand. We also expect continued momentum in our other client verticals. As an initial full fiscal year 2025 outlook, we expect revenue of $800 to $850 million, growth of 34% year-over-year at the midpoint of the range, and adjusted EBITDA of $50 to $60 million, growth of 170% year-over-year at the midpoint of the range. We believe that there are opportunities to scale revenue and expand margins even further, and we will refine our outlook as the year progresses,” concluded Valenti.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 800-717-1738 (domestic) or +1 646-307-1865 (international). A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing +1 844-512-2921 (domestic) or +1 412-317-6671 (international) and using passcode #1170966. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net loss less provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs. The term "adjusted net income" refers to a financial measure that we define as net loss adjusted for amortization expense, stock-based compensation expense, acquisition costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, restructuring costs, and impairment of investment, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, tax settlement expense, acquisition costs, contingent consideration adjustment, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans and results of analyses on impairment charges. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact of changes in industry standards and government regulation including, but not limited to investigation enforcement activities or regulatory activity by the Federal Trade Commission, the Federal Communications Commission, the Consumer Finance Protection Bureau and other state and federal regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2024, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Robert Amparo

(347) 223-1682

ramparo@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	June 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$50,488	$73,677
Accounts receivable, net	111,786	67,748
Prepaid expenses and other assets	6,813	9,779
Total current assets	169,087	151,204
Property and equipment, net	19,858	16,749
Operating lease right-of-use assets	10,440	3,536
Goodwill	125,056	121,141
Intangible assets, net	38,008	38,700
Other assets, noncurrent	6,097	5,825
Total assets	$368,546	$337,155
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$48,204	$37,926
Accrued liabilities	68,822	44,019
Other liabilities	9,372	7,875
Total current liabilities	126,398	89,820
Operating lease liabilities, noncurrent	7,879	1,261
Other liabilities, noncurrent	17,444	16,273
Total liabilities	151,721	107,354
Stockholders' equity:
Common stock	55	54
Additional paid-in capital	347,449	329,093
Accumulated other comprehensive loss	(268)	(266)
Accumulated deficit	(130,411)	(99,080)
Total stockholders' equity	216,825	229,801
Total liabilities and stockholders' equity	$368,546	$337,155

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net revenue	$198,321	$130,312	$613,514	$580,624
Cost of revenue (1)	180,888	119,713	567,268	532,101
Gross profit	17,433	10,599	46,246	48,523
Operating expenses: (1)
Product development	7,588	7,061	30,045	28,893
Sales and marketing	3,531	2,891	13,607	12,542
General and administrative	7,753	5,985	30,659	27,904
Operating loss	(1,439)	(5,338)	(28,065)	(20,816)
Interest income	27	231	408	296
Interest expense	(165)	(164)	(680)	(790)
Other expense, net	(98)	(8)	(2,059)	(52)
Loss before income taxes	(1,675)	(5,279)	(30,396)	(21,362)
Provision for income taxes	(489)	(50,612)	(935)	(47,504)
Net loss	$(2,164)	$(55,891)	$(31,331)	$(68,866)

Net loss per share, basic and diluted	$(0.04)	$(1.03)	$(0.57)	$(1.28)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	55,380	54,196	54,917	53,799

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$1,925	$1,685	$8,409	$7,923
Product development	748	655	3,147	2,880
Sales and marketing	811	328	2,968	2,298
General and administrative	2,140	63	9,177	5,685

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
Cash Flows from Operating Activities
Net loss	$(2,164)	$(55,891)	$(31,331)	$(68,866)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,681	5,151	23,957	19,155
Stock-based compensation	5,624	2,731	23,701	18,786
Impairment of investment in equity securities	—	—	2,000	—
Provision for sales returns and doubtful accounts receivable	188	1,848	896	2,745
Deferred income taxes	410	50,474	597	47,214
Non-cash lease expense	46	(259)	(513)	(1,081)
Other adjustments, net	22	(3)	(256)	(149)
Changes in assets and liabilities:
Accounts receivable	(12,335)	36,011	(44,934)	10,936
Prepaid expenses and other current assets	659	(997)	2,966	(4,802)
Other assets, noncurrent	(1,049)	145	(875)	124
Accounts payable	8,183	(3,208)	10,480	(4,770)
Accrued liabilities	10,289	(18,032)	25,351	(7,454)
Net cash provided by operating activities	16,554	17,970	12,039	11,838
Cash Flows from Investing Activities
Internal software development costs	(2,474)	(3,446)	(11,377)	(11,942)
Capital expenditures	(1,174)	(1,024)	(5,348)	(3,062)
Acquisitions, net of cash acquired	—	—	(4,510)	—
Other investing activities	—	(1)	(1,500)	(121)
Net cash used in investing activities	(3,648)	(4,471)	(22,735)	(15,125)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	196	14	3,491	3,219
Payment of withholding taxes related to release of restricted stock, net of share settlement	(1,768)	(645)	(6,688)	(5,389)
Post-closing payments and contingent consideration related to acquisitions	(453)	(1,235)	(7,026)	(11,643)
Repurchase of common stock	—	(915)	(2,288)	(5,646)
Net cash used in financing activities	(2,025)	(2,781)	(12,511)	(19,459)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5	(2)	18	(15)
Net increase (decrease) in cash, cash equivalents and restricted cash	10,886	10,716	(23,189)	(22,761)
Cash, cash equivalents and restricted cash at beginning of period	39,617	62,976	73,692	96,453
Cash, cash equivalents and restricted cash at end of period	$50,503	$73,692	$50,503	$73,692
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$50,488	$73,677	$50,488	$73,677
Restricted cash included in other assets, noncurrent	15	15	15	15
Total cash, cash equivalents and restricted cash	$50,503	$73,692	$50,503	$73,692

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net loss	$(2,164)	$(55,891)	$(31,331)	$(68,866)
Amortization of intangible assets	2,873	2,661	10,707	11,115
Stock-based compensation	5,624	2,731	23,701	18,786
Acquisition costs	64	70	94	102
Litigation settlement expense	—	—	—	6
Impairment of investment in equity securities	—	—	2,000	—
Tax settlement expense	—	(794)	—	(755)
Restructuring costs	100	28	678	212
Tax valuation allowance	—	51,922	—	51,922
Tax impact after non-GAAP items	44	(1,241)	454	(5,254)
Adjusted net income (loss)	$6,541	$(514)	$6,303	$7,268

Adjusted diluted net income (loss) per share	$0.11	$(0.01)	$0.11	$0.13

Weighted average shares used in computing adjusted diluted net income (loss) per share	57,367	54,196	56,248	54,978

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net loss	$(2,164)	$(55,891)	$(31,331)	$(68,866)
Interest and other expense (income), net	236	(59)	2,331	546
Provision for income taxes	489	50,612	935	47,504
Depreciation and amortization	6,681	5,151	23,957	19,155
Stock-based compensation expense	5,624	2,731	23,701	18,786
Acquisition costs	64	70	94	102
Litigation settlement expense	—	—	—	6
Tax settlement expense	—	(794)	—	(755)
Restructuring costs	100	28	678	212
Adjusted EBITDA	$11,030	$1,848	$20,365	$16,690

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$16,554	$17,970	$12,039	$11,838
Capital expenditures	(1,174)	(1,024)	(5,348)	(3,062)
Internal software development costs	(2,474)	(3,446)	(11,377)	(11,942)
Free cash flow	$12,906	$13,500	$(4,686)	$(3,166)
Changes in operating assets and liabilities	(5,747)	(13,919)	7,012	5,965
Normalized free cash flow	$7,159	$(419)	$2,326	$2,799

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net revenue:
Financial Services	$136,870	$75,203	$392,579	$379,723
Home Services	59,309	53,137	211,944	193,133
Other Revenue	2,142	1,972	8,991	7,768
Total net revenue	$198,321	$130,312	$613,514	$580,624